EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. on 333-10993, 333-100186, 333-106054, 333-106080, and 333-121059 on Form S-3 and Registration Statement Nos. 333-03303, 333-03289, 333-61598, 333-76316, 333-76288, 333-88372, 333-100184, 333-113684, 333-121371 on Form S-8 of our reports dated February 25, 2005 (which express an unqualified opinion and include explanatory paragraphs regarding to the adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, effective January 1, 2003 and the change in actuarial valuation measurement date for the pension plan and other post-retirement benefits from September 30 to December 31), relating to the consolidated financial statements and financial statement schedules of PNM Resources, Inc. and management's report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of PNM Resources, Inc. for the year ended December 31, 2004.

/S/ DELOITTE & TOUCHE LLP

San Francisco, California
March 1, 2005